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                                                                   Exhibit 10.92

                               February 28, 1997



Arthur L. Christoffersen, President
McLeod USA Publishing Company
P.O. Box 3162
Cedar Rapids, Iowa 52406-3162

Dear Art:

              When this letter is signed by you in the space provided below, it will constitute an amendment to the Sale and Purchase Agreement ("Agreement") between Mcleod USA Publishing Company ("McLeod") and Indiana Directories, Inc. ("IDI"), John P. Morgan, Hendrik G. Meijer, Jack Hendricks and Brad Nelson. This Amendment is necessary because we have received indications from Norm Steigely and his attorney that they are not going to cooperate with any potential assignment of any of his agreements with IDI.

              In order for IDI to fulfill its obligations to Mr. Steigely, IDI and McLeod agree to the following amendments to the Agreement:

              (1) After the Closing and through receipt of the December 31, 2001 financial statements, McLeod agrees to use its best efforts to provide IDI with complete financial disclosure regarding all of the telephone directories which IDI previously purchased from Mr. Steigely, which are identified on Exhibit "A" as:

                   (a)  Boone               (h)  Fulton
                   (b)  Huntington          (i)  Starke
                   (c)  Kosciusko           (j)  Cass, Michigan
                   (d)  Whitley             (k)  Cass, Indiana
                   (e)  Henry               (l)  Elkhart
                   (f)  LaPorte             (m)  Berrien
                   (g)  Marshall

                   This disclosure will include all information necessary in order for IDI to calculate any potential "earn-out" payments due to Mr. Steigely, to the extent McLeod has such information.

              (2) In the event that Mr. and Mrs. Steigely refuse to consent to the assignment of their Consulting and Non-Competition Agreement


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Arthur L. Christoffersen
Page 2
February 28, 1997

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               to McLeod, it is agreed that IDI will continue to make all payments required by the Consulting and Non-Competition Agreement and shall enforce, at IDI's cost, any violations of that agreement by the Steigelys, and IDI will allow McLeod to participate in such enforcement at McLeod's cost.

      (3) Prior to Closing, IDI will completely pay the promissory note to 21st Century Concepts, Inc. f/k/a U.S. Directories, Inc. ("21st Century"), dated November 10, 1994. This amount constitutes the entire "Indebtness" secured by the Security Agreement between IDI and 21st Century, dated November 10, 1994. In the event that said note is paid in full, evidence of payment is provided to McLeod, and 21st Century refuses to release its financing statement(s) currently on file, McLeod agrees to close the transactions with IDI contemplated by the Agreement and IDI will indemnify and hold McLeod harmless from and against any costs or expenses McLeod may incur as a direct result of 21st Century's refusal to release its lien.

      (4) In the event that 21st Century refuses to consent to an assignment of the Lease, dated November 10, 1994, between IDI and 21st Century for the property at 333 Bosserman Street, LaPorte, Indiana 46352, McLeod agrees to sublet the property from IDI under the same terms and conditions as set forth in the Lease.

      (5) IDI is a party to or beneficiary of a covenant not to compete with South Bend Tribune Corp. IDI will assign to McLeod, by assignment in the form attached to the agreement as Exhibit "K", all of IDI's rights and interest in, to and under said covenant.

      (6) McLeod will assume the liability for the accrued vacation of all IDI employees subsequently hired by McLeod, as that liability is calculated by IDI and stated to McLeod at Closing, however, IDI will make a reimbursement payment to Mcleod of any amounts of such liability in excess of $18,000.00.
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Arthur L. Christoffersen
Page 3
February 28, 1997

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        (7)    Except as noted above and except as necessary to conform the
               Agreement with the facts described above, all other provisions of the Agreement are ratified by the parties and shall remain in full force and effect.

        If you agree with these changes, please sign and date this letter in the space provided below.

                                        Very truly yours,

                                        INDIANA DIRECTORS, INC.


                                        By /s/ John P. Morgan, Pres.
                                          ------------------------------
                                               John P. Morgan



By /s/ Arthur J. Christoffersen
  -------------------------------------------
      Arthur J. Christoffersen, President